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                                                                   Exhibit 5.1

                                                     June 8, 2000



eToys Inc.
3100 Ocean Park Blvd., Suite 300
Santa Monica, California  90405

                           Re:      eToys Inc.
                                    Registration Statement on Form S-3


Dear Ladies and Gentlemen:

                  We have acted as special counsel to eToys Inc., a Delaware corporation ("eToys"), in connection with the preparation of the Registration Statement (File No. 333-96311), initially filed by eToys with the Securities and Exchange Commission (the "Commission") on Form S-1 on February 7, 2000, under the Securities Act of 1933, as amended (the "Securities Act"), Amendment No. 1 on Form S-3 thereto, filed on June 2, 2000 and Post-Effective Amendment No. 1 on Form S-3 thereto, filed on June 8, 2000 (as so amended, the "Registration Statement"). The Registration Statement relates to sale from time to time by certain selling securityholders (as set forth in the Registration Statement, the "Selling Securityholders"), pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of $150,000,000 principal amount of 6.25% Convertible Subordinated Notes, due December 1, 2004, of eToys (the "Notes") and such indeterminate number of shares of the common stock, $0.0001 par value per share (the "Common Stock"), of eToys into which such Notes are convertible.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

                  In connection with this opinion, we have examined originals or copies (including facsimile transmissions), certified or otherwise identified to our satisfaction, of (i) the Registration Statement, as amended through the date hereof; (ii) the Indenture for the Notes, dated as of December 6, 1999 (the "Indenture"), by and between eToys and U.S. Bank Trust National Association, as trustee, including
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eToys Inc.
June 8, 2000
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the form of Note, as filed as an exhibit to the Registration Statement; (iii)
the Registration Rights Agreement dated December 1, 1999 relating to the Notes as filed as an exhibit to the Registration Statement (the "Registration Rights Agreement"); (iv) the Certificate of Incorporation of eToys, as presently in effect; (v) the By-laws of eToys, as presently in effect; (vi) certain resolutions adopted to date by the Board of Directors of eToys (the "Board Resolutions") relating to the Notes, the Registration Statement, and the Registration Rights Agreement; and (vii) a specimen stock certificate for the Common Stock. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of eToys and the Selling Securityholders and such agreements, certificates or records of public officials, certificates of officers or other representatives of eToys and the Selling Securityholders, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than eToys, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, enforceability and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of eToys and the Selling Securityholders.

                  In rendering the opinion set forth herein, we have further assumed that the execution and delivery by eToys of the Indenture, the Notes and the Registration Rights Agreement and the performance of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which eToys is subject, (ii) any law, rule, or regulation to which eToys is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. In rendering the opinion set forth in
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eToys Inc.
June 8, 2000
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paragraph 2, we have assumed that the certificate for the Common Stock will be duly signed and in the form of the specimen stock certificate examined by us and duly registered in the stock record books maintained for such purpose.

                  We do not express any opinion as to the laws of any jurisdiction other than those of the State of Delaware and the State of New York.

                  1. The Notes have been duly authorized, executed, issued and delivered by eToys, and constitute legal, valid, and binding obligations of eToys entitled to the benefits of the Indenture and enforceable against eToys in accordance with their terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (b) the waiver in Section 5.15 of the Indenture may be deemed unenforceable, and (c) we express no opinion regarding the enforceability or effect of Section 6.7 of the Indenture.

                  2. The shares of Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance by eToys and, if and when issued, upon conversion of the Notes in accordance with the provisions of the Indenture, at conversion prices at or in excess of the par value of such shares of eToys common stock, such shares of eToys common stock will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus which constitutes a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated
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eToys Inc.
June 8, 2000
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thereunder. This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                             Very truly yours,

                                             /S/ SKADDEN, ARPS, SLATE,
                                                 MEAGHER & FLOM LLP